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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




         Date of Report (Date of earliest event reported): May 11, 1999



                           STRATEGIC DIAGNOSTICS INC.
                           --------------------------
               (Exact name of Registrant as specified in charter)




          Delaware                    0-68440                      56-1581761
(State or Other Jurisdiction        (Commission                (I.R.S. Employer
     of Incorporation or               file                     Identification
       Organization)                  number)                       Number)



                               111 Pencader Drive
                             Newark, Delaware 19702
                    (Address of principal executive offices)


                                 (302) 456-6789
              (Registrant's telephone number, including area code)



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Item 2.  Acquisition or Disposition of Assets.

         (a) On May 11, 1999, Strategic Diagnostics Inc. (the "Company") acquired certain assets of Atlantic Antibodies, Inc., a Delaware corporation ("AA") pursuant to an Asset Purchase Agreement among the Company, DiaSorin Inc., a Delaware corporation ("DiaSorin") and AA (DiaSorin and AA collectively referred to as "Sellers"). The aggregate consideration paid by the Company was determined pursuant to arms' length negotiations and consisted of approximately $3 million in cash. In addition, the Company is obligated to pay to AA a deferred payment of $150,000 upon the occurrence of certain events, but in any event not later than November 11, 2000. The Company's primary source for the funds used in the transaction was acquisition financing from the Company's commercial bank in the amount of $3 million.

         The Company is not aware of any material relationship that existed prior to the transaction between the Company and its officers and directors, on the one hand and the Sellers, on the other hand.

         (b) The assets of AA acquired as a result of the transaction include real property, animals, animal facilities, laboratories, customer lists, certain contracts relating to the business, inventories and other equipment used by AA to manufacture bulk antisera products. The Company intends to utilize these assets to continue the business of AA substantially as conducted prior to the transaction except for certain activities already conducted by the Company and its subsidiaries such as bioprocessing of raw materials, accounting, human resources, selling and general administration, which will be integrated and which the Company expects will result in efficiencies and cost savings.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits.

                  2.1 Asset Purchase Agreement dated as of May 11, 1999 by and among Strategic Diagnostics Inc., DiaSorin Inc., a Delaware corporation and Atlantic Antibodies, Inc., a Delaware corporation.

                  10.1 Promissory Note in the amount of $3 million, dated May 11, 1999, payable to First Union National Bank.

                  99       Press Release dated May 12, 1999.





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           STRATEGIC DIAGNOSTICS INC.



Date:  May 25, 1999                     By:    /s/ Arthur A. Koch, Jr.
                                               ------------------------------
                                        Name:  Arthur A. Koch, Jr.
                                        Title: Vice President - Finance and
                                               Chief Operating Officer


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                                  EXHIBIT INDEX



Exhibit
  No.                                   Description
-------                                 -----------

2.1 Asset Purchase Agreement dated as of May 11, 1999 by and among Strategic Diagnostics Inc., a Delaware corporation, DiaSorin Inc., a Delaware corporation, and Atlantic Antibodies, Inc., a Delaware corporation.

10.1 Promissory Note in the amount of $3 million, dated May 11, 1999, payable to First Union National Bank.

99                 Press Release dated May 12, 1999.